UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Houlihan Lokey, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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August 5, 2022
Dear Stockholder,
We cordially invite you to attend our 2022 Annual Meeting of Stockholders, to be held on Wednesday, September 21, 2022, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067.
The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting.

Sincerely,
Scott L. Beiser
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Wednesday, September 21, 2022
Time:	8:00 a.m. (Pacific Time)
Place:	Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor Los Angeles, CA 90067
We are holding our 2022 annual meeting of stockholders for the following purposes, which are described in more detail in the proxy statement:
1.to elect four Class I directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
4.to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record as of the close of business on July 26, 2022 will be entitled to notice of, and to vote at the annual meeting.
As permitted by the rules of the Securities and Exchange Commission, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) rather than a paper set of the proxy materials. The Notice includes instructions on how to access our proxy materials over the internet, as well as how to request the materials in paper form.
Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The Notice includes instructions on how to vote, including by internet or telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the board of directors,

Christopher Crain
General Counsel and Secretary
August 5, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 21, 2022.

The Company’s Proxy Statement and 2022 Annual Report on Form 10-K

are also available at www.proxyvote.com.

Although we refer to our website in this Proxy Statement, the contents of our website are not included or incorporated by reference into this Proxy Statement. All references to our website in this Proxy Statement are intended to be inactive textual references only.
PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 21, 2022

HOULIHAN
LOKEY

HOULIHAN LOKEY, INC.

PROXY SUMMARY

VOTING MATTERS AND BOARD RECOMMENDATIONS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal No. 1	Election of Four Class I Directors	FOR each nominee	Page 5
Proposal No. 2	Advisory Vote on Executive Compensation	FOR	Page 33
Proposal No. 3	Ratification of the Appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2023	FOR	Page 34

HOW TO VOTE

If you held shares of Houlihan Lokey, Inc. common stock as of the close of business on the record date (July 26, 2022), you are entitled to vote at the Annual Meeting.

HOULIHAN
LOKEY

Board Committees

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Scott J. Adelson			Member
Ekpedeme M. Bassey		Member	
Scott L. Beiser		CC	
Todd J. Carter			Member
Irwin N. Gold			CB CC
Jacqueline B. Kosecoff	Member		Member
David A. Preiser		Member	
Robert A. Schriesheim	CC	Member	
Cyrus D. Walker			Member
Paul A. Zuber	Member	Member	
Gillian B. Zucker	Member		Member

CC = Chairperson CB = Chairman Of the Board = Member

HOULIHAN
LOKEY

OUR ESG INITIATIVES

Our clients and co-workers are the foundation of our success. The environmental, social and economic future of the global communities in which we live and work is of critical importance to us.

HEALTH & BENEFITS

- Provide discounted rates to employees for Child and Family Care through Bright Horizons
- Office-based Healthy Living Committees organize events for employees to stay active during the day and provide guidance for long-term emotional and physical health

CHARITABLE GIVING

- Company matching of employee donations
- Employee Give-A-Day Program
- Office-based Charitable Committees organize local programs and volunteering opportunities

ETHICS & CULTURE

- Bi-annual upwards feedback surveys to evaluate managers on their leadership skills, mentorship and availability to junior staff; these evaluations reinforce the importance of regular feedback and employee development

SUSTAINABILITY

- Office-based recycling programs to decrease environmental impact
- 23 Offices have Green Building Certifications including LEED and BREEAM

DIVERSITY, EQUITY, & INCLUSION

- Diversity, Equity, & Inclusion Council - manages the Company's long-term plan to improve diversity and create a more inclusive environment
- Formation and Support for Five Employee Communities – Houlihan Black Alliance, Asian and Pacific Islander Community, Houlihan Parents and Caregivers Circle, Women @ HL, and HL Pride, that are actively promoting employee engagement

GENERAL INFORMATION
Houlihan Lokey, Inc. (“Houlihan Lokey” or the “Company”) is making this Proxy Statement available to its stockholders on or about August 5, 2022 in connection with the solicitation of proxies by the board of directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, September 21, 2022, at 8:00 a.m. (Pacific Time), at our headquarters located at 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067, and any adjournment or postponement of the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. On or about August 5, 2022, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2022 Annual Report on Form 10-K (“Form 10-K”).

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and financial and valuation advisory. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for all global M&A transactions, the No. 1 M&A advisor for the past seven consecutive years in the U.S., the No. 1 global restructuring advisor for the past eight consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

Unless the context otherwise requires, as used in this Proxy Statement, the terms the “Company,” “Houlihan Lokey, Inc.,” “Houlihan Lokey,” “HL,” "our firm,” “we,” “us” and “our” refer to Houlihan Lokey, Inc., a Delaware corporation, and, in each case, unless otherwise stated, all of its subsidiaries. References to the “IPO” mean our initial public offering in August 2015 of 12,075,000 shares of Houlihan Lokey, Inc. Class A common stock. We use the term “HL Holders” to refer to our current and former employees and members of our management who hold our Class B common stock through the Houlihan Lokey Voting Trust (the "HL Voting Trust"). Our fiscal year ends on March 31st; references to fiscal 2022, fiscal 2021, and fiscal 2020 are to our fiscal years ended March 31, 2022, 2021, and 2020, respectively; references in this Proxy Statement to years are to calendar years unless otherwise noted.
Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.
What are the Proxy Materials?
The “Proxy Materials” are this Proxy Statement and our Form 10-K. If you request printed versions of the Proxy Materials, and you are entitled to vote at the Annual Meeting, you will also receive a proxy card.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive printed copies of the Proxy Materials unless you request them. Instead, the notice will instruct you how to access and review the Proxy Materials on the internet. If you would like printed copies of the Proxy Materials, please follow the instructions in the notice.
Who may vote at the meeting?
Holders of our Class A common stock and holders of our Class B common stock as of the close of business on July 26, 2022 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the Voting Trust Agreement by and among the Company, each HL Holder and the Trustees named therein dated August 18, 2015, as amended (as so amended, the “Voting Trust Agreement”), each HL Holder agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of Class B common stock are held in the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.

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How many votes do I have?
Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters at the Annual Meeting. Pursuant to the Voting Trust Agreement, each HL Holder has agreed that the Trustees of the HL Voting Trust have full authority to vote their shares on all matters. Because all outstanding shares of Class B common stock are held by the HL Voting Trust and voted by the Trustees of the HL Voting Trust, individual HL Holders of Class B common stock will not receive proxy cards and are not eligible to cast votes at the Annual Meeting.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are three proposals to be voted on at the Annual Meeting:
1.to elect four Class I directors to our board of directors;
2.to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement; and,
3.to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
Our board of directors recommends a vote FOR each nominee as a director and FOR proposals 2 and 3. Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote the shares subject to such proxies on those matters.
How many shares may be voted at the Annual Meeting?
Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 49,651,233 shares of Class A common stock and 19,135,484 shares of Class B common stock entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date, and holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date.
What vote is required for each proposal?
For the election of the directors, each director must be elected by a plurality of the votes cast. This means that the four nominees receiving the largest number of “for” votes will be elected as directors. We do not have cumulative voting.
The approval, on an advisory basis, of the compensation of our named executive officers, and the ratification of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023, and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.
We expect the HL Voting Trust to vote in favor of the four nominees for Class I directors. As of the Record Date, the HL Voting Trust holds sufficient shares of our common stock to ensure the election of such nominees at the Annual Meeting.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting in person or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record. Each HL Holder is not a stockholder of record by virtue of shares they beneficially hold through the HL Voting Trust.
Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

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How do stockholders of record vote?
There are four ways for stockholders of record to vote:
•Via the internet: You may vote via the internet until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.
•By telephone: You may vote by phone until 11:59 p.m. (Eastern Time) on the day before the Annual Meeting by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.
•By mail: If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials. You may vote by filling out and signing the proxy card and returning it in the envelope provided. The proxy card must be received by 5:00 p.m. (Pacific Time) on the day before the Annual Meeting.
•In person: You may also vote your shares in person by completing a ballot at the Annual Meeting.
How do beneficial owners of shares held in street name vote?
If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s General Counsel and Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.
Beneficial owners of shares held in street name who wish to change their votes should contact the organization that holds their shares.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1 and 2 are not considered “routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on Proposal 1 and 2, your shares will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your shares. You should also bring photo identification. If you hold your shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your shares in order to obtain a legal proxy from that organization.
Where can I find voting results?
We will file a Current Report on Form 8-K with the SEC including the final voting results from the Annual Meeting within four business days of the Annual Meeting.

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I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.
Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact Houlihan Lokey Investor Relations at (212) 331-8225, IR@HL.com, or by mail at HLI Investor Relations, c/o ICR, 685 Third Avenue, New York, NY 10017.
Who should I contact if I have additional questions?
You can contact Houlihan Lokey Investor Relations at (212) 331-8225 or IR@HL.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:
•    the Class I directors are Scott L. Beiser, Todd J. Carter, Jacqueline B. Kosecoff, and Paul A. Zuber, and their terms will expire at the annual meeting of stockholders to be held in 2022;
•    the Class II directors are Irwin N. Gold, Cyrus D. Walker, and Gillian B. Zucker, and their terms will expire at the annual meeting of stockholders to be held in 2023; and
•    the Class III directors are Scott J. Adelson, Ekpedeme M. Bassey, David A. Preiser, and Robert A. Schriesheim, and their terms will expire at the annual meeting of stockholders to be held in 2024.
At the Annual Meeting, the stockholders will vote to elect as Class I directors of the Company the four nominees named in this Proxy Statement. Each of the Class I directors elected at the Annual Meeting will hold office until the 2025 Annual Meeting of Stockholders and until their successor has been duly elected and qualified. The board of directors has nominated Messrs. Beiser, Carter, and Zuber, and Dr. Kosecoff for re-election to serve as the Class I directors of the Company. The persons named as proxies will vote to elect these nominees unless a stockholder indicates that their shares should be withheld with respect to one or more of such nominees.
We expect the HL Voting Trust to vote in favor of the four nominees for Class I directors. Please see “Certain Relationships and Related Person Transactions,” below for a description of the HL Voting Trust Agreement.
In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All of the nominees are currently serving as directors and we do not expect that any of the nominees will be unavailable or will decline to serve.
In determining that each director should be nominated for re-election, our board of directors considered their service, business experience, prior directorships, and the qualifications, attributes and skills described in the biography set forth below under “Corporate Governance - Executive Officers and Directors.”
Our Board of Directors recommends that you vote “FOR” each of Messrs. Beiser, Carter, and Zuber, and Dr. Kosecoff as the Class I Directors in this Proposal 1.

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CORPORATE GOVERNANCE
Executive Officers and Directors
Below is a list of the names and ages, as of July 26, 2022, of our directors and executive officers, and a description of the business experience of each of them.

Name	Age	Position
Scott L. Beiser	62	Chief Executive Officer and Director
Irwin N. Gold	65	Executive Chairman and Director
Scott J. Adelson	61	Co‑President and Director
David A. Preiser	65	Co‑President and Director
J. Lindsey Alley	55	Chief Financial Officer
Christopher M. Crain	61	General Counsel and Secretary
Robert A. Schriesheim	62	Director
Jacqueline B. Kosecoff	73	Director
Paul A. Zuber	62	Director
Gillian B. Zucker	53	Director
Ekpedeme M. Bassey	49	Director
Cyrus D. Walker	54	Director
Todd J. Carter	58	Director
Scott L. Beiser has served as our Chief Executive Officer since 2003 and on our board of directors since 1991. His responsibilities include managing Houlihan Lokey’s operations, identifying and developing new strategic opportunities, and pursuing and managing new and existing client relationships. Mr. Beiser previously led Houlihan Lokey’s Infrastructure Services and Materials practice and has specialized expertise in investment banking services for engineering and construction businesses, including ownership and management transition programs, corporate acquisitions, divestitures, leveraged recapitalizations, and ESOP transactions. Mr. Beiser currently advises several boards and executives in the engineering and construction industry. Mr. Beiser earned both a B.S. and an M.S. in Finance from the College of Business and Economics at California State University, Northridge. Mr. Beiser was chosen to be on our board of directors because of his leadership in our development and growth, and his particular knowledge and experience in strategic planning and leadership of complex organizations. Mr. Beiser has been with Houlihan Lokey for more than 38 years.
Irwin N. Gold has served as our Executive Chairman since 2013 and on our board of directors since 1994. Mr. Gold is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Gold co‑founded the Company’s industry‑leading Financial Restructuring practice and was the Global Co‑Head of Financial Restructuring from 1988 until 2012. In that role, Mr. Gold has led many of the Company’s largest and most complex Financial Restructuring engagements, both in bankruptcy and out‑of‑court situations. Since February 2021, Mr. Gold has been a member of the board of directors and Chairman of the Investment Committee of Advanced Merger Partners, Inc., a blank check company or “SPAC.” Mr. Gold has previously served on the boards of directors of Cole National Group, Inc., Advantica Restaurant Group, Inc. and The Bibb Company. Mr. Gold earned a B.A. in Economics, summa cum laude and Phi Beta Kappa, from Duke University and a J.D. from the University of Virginia Law School. Mr. Gold was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in the financial services industry and in leadership of complex organizations. Mr. Gold has been with Houlihan Lokey for more than 34 years.

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Scott J. Adelson has served as our Co‑President since 2013, and has been a Senior Managing Director in our Corporate Finance group since 2002. As Co-President, Mr. Adelson is one of Houlihan Lokey’s senior executives responsible for strategic planning, client relations and business development, and manages the firm in conjunction with the other three members of the Office of the Executives. Mr. Adelson also serves as the Global Co‑Head of Corporate Finance. His practice embraces all aspects of corporate finance, including mergers and acquisitions, leveraged buyouts, and the issuance of debt and equity capital. He is an active board member of Motorcar Parts of America, Inc. Mr. Adelson completed his undergraduate studies at the University of Southern California and earned his M.B.A. from the University Of Chicago Booth School Of Business. Mr. Adelson was chosen to be on our board of directors because of his long career in the financial services industry, and because he possesses particular knowledge and experience in strategic planning and board practices of other corporations. Mr. Adelson has been with Houlihan Lokey for more than 35 years.
David A. Preiser has served as our Co‑President since 2013 and was a Senior Managing Director in our Financial Restructuring group since 2008. Among his duties, he serves as Chairman of Houlihan Lokey EMEA, LLP. In the course of his more than three decades at Houlihan Lokey, Mr. Preiser has led many major transactions involving financially distressed companies, both in bankruptcy and in out‑of‑court situations, many of which have involved the sale or purchase of distressed assets. Mr. Preiser earned a B.A. in Economics and graduated magna cum laude from the University of Virginia. He earned a J.D. with honors from Columbia University, where he also served as an Editor of the Columbia Law Review, was named a Harlan Fisk Stone Scholar, and is currently a member of the Dean’s Council. Mr. Preiser currently sits on the board of directors of NVR, Inc., a New York Stock Exchange‑listed company, where he currently chairs the Nominating and Governance Committee, and serves on the Compensation Committee. Mr. Preiser has previously served on the boards of directors of Joseph A. Bank, Inc., where he served as chair of the Compensation Committee, as well as Sudbury, Inc. and MLX, Inc. Mr. Preiser was chosen to be on our board of directors because of his long career in the financial services industry, his leadership role in our development and growth, and his particular knowledge and expertise in managing and growing international organizations and executing international transactions. Mr. Preiser has been with Houlihan Lokey for more than 31 years.
J. Lindsey Alley has served as our Chief Financial Officer since December 2012. In his role as Chief Financial Officer, Mr. Alley oversees our accounting and financial reporting operations as well as acquisition business development. Mr. Alley joined Houlihan Lokey in 1995 and was an investment banker focusing on advising public and private clients, boards of directors, and special committees on sell side and buy side mergers and acquisitions prior to being appointed to the Chief Financial Officer role in December 2012. Mr. Alley earned a B.S. in Systems Engineering from the University of Virginia and graduated with highest distinction with an M.B.A. in Finance from the University of Michigan. Mr. Alley has been with Houlihan Lokey for more than 27 years.
Christopher M. Crain has served as our General Counsel since September 2004. In that role, he directly manages our Legal and Compliance department. Mr. Crain earned a B.A. in Political Science from the University of California at Davis and a J.D., cum laude, from Loyola Law School. Mr. Crain’s experience prior to Houlihan Lokey includes working as an attorney with a global law firm, where he focused on financing transactions, infrastructure projects and environmental law, and as an executive for related nationally-recognized non-profit organizations focused on K-12 education, medical research, and access to capital. Mr. Crain has been with Houlihan Lokey for more than 17 years.
Robert A. Schriesheim has served on our board of directors since 2015. Mr. Schriesheim is chairman of Truax Partners LLC and serves as a board member of public and private companies typically undergoing transformations while partnering with boards and institutional investors. From December 2018 until April of 2021, he served as a director of Frontier Communications, where he was a member of the Audit Committee and served as chairman of the Finance Committee, overseeing the Frontier’s financial restructuring and reorganization, including its emergence from Chapter 11 in April 2021. Previously, Mr. Schriesheim served as the Executive Vice President and Chief Financial Officer of Sears Holdings Corporation from August 2011 until October 2016. He served as the Chief Financial Officer of Hewitt Associates, Inc., a global human resources consulting and outsourcing company, from January 2010 to October 2010. From 2006 to 2009, he served as Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an ERP software provider. From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen and Brooke Group Ltd. Mr. Schriesheim has served as a director of Skyworks Solutions, Inc. since May 2006. From August 2015 until its sale in December 2019, he served as a director of NII Holdings. From April to December 2018, he also served as a director of Forest City Realty Trust and served as the chair of its audit committee until its sale. Mr. Schriesheim earned an AB in Chemistry from Princeton University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Schriesheim was chosen to be on our board of directors because of his expertise in corporate finance and capital markets, as well as his particular knowledge in public company governance and board practices of other corporations.

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Jacqueline B. Kosecoff is a Managing Partner of Moriah Partners, where she works to identify, select, mentor and manage health services and IT companies. Dr. Kosecoff is also a Senior Advisor at Warburg Pincus. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare. Dr. Kosecoff joined UnitedHealth Group as part of its acquisition of PacifiCare Health Systems in 2005. At PacifiCare, Dr. Kosecoff served as Executive Vice President with responsibility for various business segments and, upon joining UnitedHealth Group, Dr. Kosecoff was appointed Chief Executive Officer of OptumRx (previously known as Prescription Solutions). Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder and President of Protocare, a firm whose lines of business included the clinical development of drugs, devices, biopharmaceutical and nutritional products, and health services consulting. Dr. Kosecoff was also co-Founder and co-CEO of Value Health Sciences. Dr. Kosecoff served as Professor of Medicine and Public Health at the University of California, Los Angeles from 1975 to 2006. From July 2012 through February 2019, Dr. Kosecoff served on the board of directors of athenahealth, Inc. From May 2005 to May 2021, she also served on the Board of Directors of Sealed Air Corporation. Currently, Dr. Kosecoff sits on the board of directors of these public companies; Alignment Healthcare, GoodRx, STERIS Corporation, and TriNet Group, Inc. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her extensive experience in managing organizations and her experience serving on the boards of other public companies.
Paul A. Zuber is an Operating Partner at Thoma Bravo, a private equity firm focused on the software and technology-enabled services sectors and has served on our board of directors since 2018. Prior to joining Thoma Bravo in 2011, Mr. Zuber was the founding Chief Executive Officer of Dilithium Networks, a global provider of mobile video infrastructure solutions until Dilithium was acquired by OnMobile, a global leader in telecommunications services listed on the National Stock Exchange of India. Mr. Zuber was previously the Chief Executive Officer and co-founder of Bluegum Group, a full-service, electronics manufacturing services provider serving the Asia Pacific region, which was acquired in 2002 by Solectron, a global electronics manufacturing company. Prior to founding Bluegum Group in 1997, Mr. Zuber held a variety of senior management positions at Ready Systems, a leader in software development environments for microprocessor-based embedded systems. Ready Systems merged with Microtec, went public, and was later acquired by Mentor Graphics, a leader in electronic design automation software. Mr. Zuber began his career as a management consultant with Bain & Company, where he was a founding member of the team that became the private equity group Bain Capital and also performed strategy consulting for Fortune 500 technology companies. Mr. Zuber currently serves on the board of directors of several software and technology service companies in which certain private equity funds advised by Thoma Bravo hold an investment, including Dynatrace Holdings LLC (“Dynatrace”), an enterprise cloud software company, and MeridianLink. Mr. Zuber has been a director and Nominating committee member at Dynatrace since January 2015. Mr. Zuber is a Phi Beta Kappa graduate of Stanford University, where he earned B.A. degrees with honors in both International Relations and Economics. Mr. Zuber also holds an M.B.A. from Stanford University Graduate School of Business. Mr. Zuber was chosen to serve on our board of directors because of his extensive experience in successfully creating, growing and managing global companies.
Gillian B. Zucker is the President of Business Operations of the L.A. Clippers and has served on our board of directors since 2019. Ms. Zucker is a sports entertainment industry veteran with more than 25 years of experience. In March, 2020, Ms. Zucker oversaw Steve Ballmer’s acquisition of the LA Forum, a premier live event venue, from Madison Square Garden Entertainment Corp. (NYSE: “MSGE”). She currently oversees the management of that property. In addition, Ms. Zucker has additional responsibilities leading the development of the Intuit Dome, the Clippers new 18,000 seat home arena in Inglewood, California scheduled to open in fall of 2024. Prior to joining the Clippers in 2014, Ms. Zucker served in various roles at the International Speedway Corporation including President of Auto Club Speedway, the largest race track on the West Coast, from 2005 to 2014. Prior to her time at Auto Club Speedway, Ms. Zucker served as Daytona International Speedway’s Vice President of Business and Development. She also served on the International Speedway Corporation executive management team, with responsibilities that included overseeing the Chicagoland and Kansas Speedways. She joined International Speedway Corporation (NASDAQ: “ISCA”) in 1998. Before joining ISC, Ms. Zucker worked in Minor League Baseball, serving as Assistant General Manager of the Durham (NC) Bulls from 1995 to 1998. A graduate of Hamilton College, Ms. Zucker has served on the board of the Young Presidents Organization and acts as the Clippers’ NBA Alternate Governor. Ms. Zucker was chosen to serve on our board of directors because of her extensive experience in successfully managing complex business organizations as well as her experience in creating and demonstrating a commitment to diversity and inclusion in those companies.

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Ekpedeme M. Bassey is the Chief Learning and Diversity Officer for The Kraft Heinz Company, where she creates an inclusive culture of continuous learning, bold creativity, and intellectual curiosity and drives the company’s global learning and development strategy and initiatives and has served on our board of directors since 2020. Ms. Bassey has deep expertise in learning theories derived from artificial intelligence research and practical experience designing and developing highly rated learning solutions and transformative leadership development programs. Prior to Kraft Heinz, Ms. Bassey served as the Global Head of Learning Platform and Professional Development for BlackRock, the world’s largest asset manager. Before that, she was president of The Pamay Group, an e-learning design and strategy company. She began her career in Accenture's Media Technologies Group. Ms. Bassey holds a B.S. in Symbolic Systems from Stanford University, with an artificial intelligence concentration, and an M.S. in Computer Science from Northwestern University. She is also on the M&G Etomi Foundation advisory board and is a life member of the Council on Foreign Relations.
Cyrus D. Walker is a Principal at Discovery Land Company, a U.S. based real estate developer and operator of private residential club communities and resorts with a world-renowned portfolio of domestic and international properties, and has served on our board of directors since 2020. He generates client leads for property sales, manages client relationships, and works to develop the company's strategic mission and long-term vision. Mr. Walker is an Operating Partner at Vistria Group, a Chicago based private equity investment firm. He serves as an advisor to the firm and plays a role in due diligence, acquisition, and management of portfolio companies. Previously, Mr. Walker was the Founder and Chief Executive Officer of The Dibble Group, an insurance brokerage and consulting firm. Prior to that he was Co-Chief Executive Officer at Nemco Group, LLC, an insurance brokerage, and consulting firm, which was acquired by a subsidiary of NFP Corp. Mr. Walker received a B.A. from Colorado College in June 1989. Mr. Walker also serves on the Board of Directors of the following additional companies:
•APi Group Corporation, a business services provider of safety, specialty, and industrial services
•Kendra Scott, a privately held jewelry company
•Arbor Rapha Capital Bioholdings Corp 1, a blank check company.

Todd J. Carter is a Managing Director and Chairman of Global Technology at Houlihan Lokey and was appointed to our Board in May 2022. Previously, Mr. Carter was Co-CEO and Co-Founder of GCA Advisors, which was acquired by Houlihan Lokey in 2021. Additionally, he served as a board member and a member of executive management at GCA Corporation. Mr. Carter was also Chairman, President, and CEO of both Savvian and Perseus Group, predecessors of GCA Advisors. Before that, he was President of Robertson Stephens, a global investment banking and asset management firm, and served on the board of directors. Prior to his role as President, Mr. Carter held several positions at Robertson Stephens, including Head of Global Corporate and Investment Banking, Global Technology Investment Banking and Global Mergers & Acquisitions. Earlier in his career, Mr. Carter was employed by McKinsey & Company. Mr. Carter has served on a number of boards and is presently serving on the Board of Directors of Modivcare Inc. (Nasdaq: MODV), a technology-enabled healthcare services company. Mr. Carter graduated with a B.A. from the University of Texas and holds an MBA from Harvard Business School. Mr. Carter was chosen to be on our board of directors because of his decades of experience in investment banking as well as the leadership roles in which he has served in a number of organizations.

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Composition of our Board of Directors
Our business affairs are managed under the direction of our board of directors.
Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as shall from time to time be fixed by our board of directors. Currently, our board of directors is composed of eleven members, six of whom are independent directors as defined under the rules of the New York Stock Exchange. Further, our amended and restated certificate of incorporation and our amended and restated bylaws provide for the division of our board of directors into three classes, as nearly equal in number as possible, with each class serving for three‑year staggered terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors currently are divided among the three classes as follows:
•the Class I directors are Messrs. Beiser, Carter, and Zuber, and Dr. Kosecoff, and their terms will expire at the annual meeting of stockholders to be held in 2022;
•the Class II directors are Messrs. Gold and Walker, and Ms. Zucker, and their terms will expire at the annual meeting of stockholders to be held in 2023; and
•the Class III directors are Messrs. Adelson, Preiser and Schriesheim, and Ms. Bassey, and their terms will expire at the annual meeting of stockholders to be held in 2024.
Each of our executive officers serves at the discretion of our board of directors and holds office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth herein. We believe that our directors provide an appropriate mix of experiences and skills relevant to the size and nature of our business.
Director Nomination and Removal Process
Our board of directors selects candidates for nomination to our board of directors and welcomes recommendations for director candidates from stockholders.
On May 28, 2022, Mr. Carter was appointed to the Board of Directors.

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Our amended and restated certificate of incorporation provides that, prior to the Final Conversion Date (the date on which (x) the aggregate outstanding shares of common stock owned by (i) the HL Voting Trust and (ii) the beneficiaries of the HL Voting Trust or certain of their transferees, together with (y) the outstanding shares of our common stock (A) received by a holder of our common stock in connection with the grant, vesting and/or payment of an equity compensation award and (B) with respect to which such holder has given the right to vote, pursuant to an irrevocable proxy, to the person or persons as may be designated by us from time to time, collectively represent less than 20% of the then aggregate outstanding shares of common stock, or on a date specified by the holders of at least 66-2/3% of the outstanding shares of Class B common stock), directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then aggregate outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. From and after the Final Conversion Date, directors may be removed by stockholders only for cause and only with the affirmative vote of at least 66-2/3% of the voting interest of stockholders entitled to vote. Our amended and restated certificate of incorporation also provides that any vacancy on our board of directors may be filled by a majority of the directors then in office.
The board of directors will consider a candidate nominated by a stockholder in a manner consistent with its evaluation of potential nominees, so long as the nomination meets the requirements of our bylaws, as summarized below. The notice of nomination should include the following information:
•the stockholder’s name, record address, and name and principal place of business;
•the name, age, business address, residence address, and principal occupation or employment of the nominee;
•the class or series, and number of all shares of the Company’s stock owned beneficially or of record by the stockholder and the nominee;
•whether and the extent to which any derivative or other instrument, transaction, agreement, or arrangement has been entered into by the stockholder or the nominee with respect to the Company’s stock;
•a description of all agreements or arrangements to which the stockholder or the nominee is a party with respect to the nomination, the Company or the Company’s stock;
•a description of agreements or arrangements entered into by the stockholder or the nominee with the intent to mitigate loss, manage risk or benefit from changes in the stock price or increase or decrease the stockholder’s voting power;
•a representation that the stockholder will attend the meeting in person or by proxy to nominate the persons named in its notice; and
•any other information related to the stockholder or the nominee required to be disclosed in the solicitation of proxies for election of directors under federal securities laws.
The notice must be accompanied by the nominee’s consent to be elected and to serve as a director and include certain representations and agreements by the nominee set forth in our bylaws. This notice must be updated, if necessary, so that the information is true and correct as of the record date for the meeting.
Stockholder nominees should be submitted to the Company’s General Counsel and Secretary at the Company’s principal executive offices. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our bylaws and other information reasonably requested by the Company within the time frame described in the proxy materials for such a meeting.
When the Company or the board of directors is required by contractual obligation to nominate candidates designated by any person or entity, the selection and nomination of these directors is not subject to the above process.

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The Nominating and Corporate Governance committee is responsible for identifying and evaluating potential candidates and recommending such candidates to the board for nomination at the annual meeting. In evaluating director candidates, the Nominating and Corporate Governance committee and the board may consider the following criteria, as well as any other factors that they deem to be relevant: (i) the candidate’s executive and directorial experience; (ii) the candidate’s professional and academic experience relevant to the company’s industry; (iii) the strength of the candidate’s leadership skills; (iv) the candidate’s experience in finance and accounting and/or executive compensation practices; and (v) the candidate’s time availability. Generally, the Nominating and Corporate Governance committee and the board will consider candidates who have a high level of personal and professional integrity, strong ethics, and the ability to make mature business judgments. The Nominating and Corporate Governance committee and the board monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the necessary tools to perform its oversight function effectively in light of the company’s business and structure.

Controlled Company
The HL Voting Trust controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that our board of directors have compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A‑3 of the Exchange Act and under the New York Stock Exchange listing standards. For an indeterminate period, we intend to utilize these exemptions. As a result, although we have a fully independent Audit Committee as required by the New York Stock Exchange, and currently a majority of our directors are independent, we currently do not have compensation and nominating and corporate governance committees composed entirely of independent directors, and we do not expect in the immediate future that those committees will have only independent members. Accordingly, although we may transition to a board structure that meets all criteria of non-controlled companies prior to the time we cease to be a “controlled company,” for such period of time our shareholders will not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. Holders of Class A common stock do not have the same protections afforded to stockholders of companies that are subject to such requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Prior to each director’s appointment, our board of directors undertook a review of the independence of our directors and determined that Ms. Bassey, Dr. Kosecoff, Mr. Schriesheim, Mr. Walker, Mr. Zuber, and Ms. Zucker are each independent directors as defined under the rules of the New York Stock Exchange. Under the listing requirements of the New York Stock Exchange, our board of directors is required to have at least three independent directors meeting the New York Stock Exchange’s independence standards and we fulfill such requirements.
Board and Committee Meetings; Annual Meeting Attendance
During fiscal 2022, our board of directors held six meetings, our Audit Committee held eight meetings, our Compensation Committee held six meetings and our Nominating and Corporate Governance committee held four meetings. Under our corporate governance guidelines, directors are expected to attend the Company’s annual meetings of stockholders, either in person or by telephone. A director who is unable to attend an annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the chairman of the board of directors. All of our directors attended the 2021 Annual Meeting of Stockholders in person or by telephone.
The chair of the Audit Committee, or in their absence a director designated by the chair of the Audit Committee, presides over executive sessions of the independent directors which are held on a regularly scheduled basis, not less than once per year.

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Communication with the Board of Directors
Any stockholder or other interested parties who would like to communicate with the board of directors, the independent directors as a group or any specific member or members of the board of directors should send such communications to the attention of our General Counsel and Secretary at Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Communications should contain instructions specifying for which member or members of the board of directors the communication is intended. Such communications generally will be forwarded to the intended recipients. However, our General Counsel and Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.
Compensation Committee Interlocks and Insider Participation
During fiscal 2022, the members of our Compensation Committee were Messrs. Beiser, Preiser, Schriesheim, and Zuber, and Ms. Bassey. Mr. Beiser is our Chief Executive Officer and Mr. Preiser is our Co-President. Other than Messrs. Beiser and Preiser, none of the members of our Compensation Committee have ever been an officer or employee of our Company or any of our subsidiaries, and Messrs. Beiser and Preiser did not participate in the Compensation Committee’s determination of their (or any other named executive officer’s) annual compensation for fiscal 2022. None of our executive officers currently serve, or have served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.
Board Committees
We currently have three standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Current copies of each committee’s charter are posted on our website, www.hl.com. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.

Audit Committee
The Audit Committee is responsible for, among other matters:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non‑audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our Audit Committee currently consists of Messrs. Schriesheim and Zuber, Dr. Kosecoff, and Ms. Zucker, with Mr. Schriesheim serving as chair. Rule 10A‑3 of the Exchange Act and the New York Stock Exchange rules require us to have an audit committee composed entirely of independent directors. Our board of directors has affirmatively determined that Messrs. Schriesheim and Zuber, Dr. Kosecoff, and Ms. Zucker, meet the definition of an “independent director” for purposes of serving on an audit committee under Rule 10A‑3 and the New York Stock Exchange rules. In addition, our board of directors has determined that Mr. Schriesheim qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K.

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Compensation Committee
The Compensation Committee’s responsibilities include:
•reviewing and approving (either alone or, if directed by the board, in conjunction with a majority of the independent directors on the board) the compensation of our Chief Executive Officer;
•reviewing and setting, or recommending to the board, the compensation of our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation consultants or advisors; and
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans.
Our Compensation Committee currently consists of Messrs. Beiser, Preiser, Schriesheim, and Zuber, and Ms. Bassey, with Mr. Beiser serving as chair. Mr. Beiser, an executive officer, participates in the deliberations of the Compensation Committee in determining executive officer and director compensation, except as otherwise determined by the committee. As a controlled company, we rely upon the exemption from the requirement that we have a Compensation Committee composed entirely of independent directors. During fiscal 2022, the Compensation Committee retained Compensation Advisory Partners (CAP) to conduct a survey and provide an analysis of compensation paid to executive officers of companies within our peer group, and the Company retained Semler Brossy Consulting Group, LLC to assist in the preparation of the Compensation Discussion and Analysis (CD&A) and the 2022 CEO Pay Ratio disclosure below.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance committee’s responsibilities include:

•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; and
•developing and recommending to our board of directors a set of corporate governance guidelines and principles, which are posted on our website, www.hl.com.

The committee, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The committee may also consider the following criteria, as well as any other factors that they deem relevant: potential conflicts of interest with the candidate’s other personal and professional pursuits; experience in corporate management; public company board experience; professional and academic experience; the candidates background, including having the characteristics of underrepresented groups, so that the Board is composed of diverse individuals with a range of experiences, leadership skills; experience in finance, accounting or executive compensation; and, whether the candidate has the time available to prepare for, and participate in, board and committee meetings.
The members of our Nominating and Corporate Governance committee are Messrs. Adelson, Carter, Gold, and Walker, Dr. Kosecoff, and Ms. Zucker, with Mr. Gold serving as chair. As a controlled company, we rely upon the exemption from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.
Risk Oversight
Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

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Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code, as well as a copy of our corporate governance guidelines, on our website, www.hl.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics. The information on any of our websites is deemed not to be incorporated in or be a part of this Proxy Statement or any other document filed with or furnished to the SEC.
Our ESG Initiatives
We believe our focus on environmental, social and governance (“ESG”) issues is integral to the long-term success of our business and the value we generate for our stockholders. To support our ESG initiatives, we created a sustainability working group in 2020, consisting of employees and outside experts who worked under the leadership of our board of directors and Office of the Executives. The working group evaluated potential ESG risks and opportunities relevant to our company based on views held by our stakeholders and aspects of leading ESG frameworks established by the United Nations Sustainable Development Goals, the Sustainability Accounting Standard Board (SASB) Standards and the Task Force on Climate-related Financial Disclosures. Under the board’s direction, Houlihan Lokey publishes its Sustainability Report annually.
The working group identified the following issues as critical to Houlihan Lokey’s businesses and stakeholders:
•Promotion of diversity, equity, and inclusion in our workplace;
•Using our deep industry knowledge to advance the goals of our clients with consideration of ESG issues and social impact in our advisory services;
•Giving back to the communities in which we live and work; and,
•Serving as mindful, caring stewards of our environment.

In fiscal 2022, we advanced our work on diversity, equity, and inclusion both internally and at the board level. Our Diversity, Equity, & Inclusion Council, under the leadership of our Chief Human Capital Officer, took action across our four key action priorities: recruiting and pipeline development, culture and community building, policy and program development, and a communications task force. Initiatives from these priorities included the launch of five Houlihan Lokey communities, execution of unconscious bias training, and expansion of recruitment partnerships with leading non-profit organizations.
We are committed to maintaining a board of directors that reflects the diverse global community Houlihan Lokey serves. Our board now includes three women and two African Americans among our eleven directors.
Our board is fully committed to our ESG initiatives. They provide feedback on our strategies and approach and participate in engagement opportunities with employees, particularly related to diversity, equity, and inclusion. We plan to continue to publish sustainability reports on an annual basis showcasing our commitment to integrating ESG throughout aspects of our business. For further details, please see our 2022 Sustainability Report, which is available on our Investor Relations website.
Stockholder Engagement
We actively engage with a significant and diverse group of our stockholders on topics important to them and to our company. Historically, topics discussed have included governance practices, including board composition and oversight, business strategy, and our approach to key ESG issues such as talent recruitment, development and retention, diversity, equity, and inclusion, integration of ESG within our client services and other environmental initiatives. In addition, our senior management and Investor Relations team frequently engages with investors.
Feedback from these engagements is discussed by the board periodically throughout the year. During these discussions, feedback and votes from prior annual meetings are considered to ensure that we are addressing issues that represent the interests of a wide array of stockholders. We plan to continue increasing stockholder and stakeholder outreach and strive to understand priorities from all perspectives. We expect that the outreach program, which is overseen by our board, will encompass both traditional and new topics based on our stockholders’ priorities.

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Our COVID-19 Response
The global pandemic has presented the business community with unprecedented challenges. At the onset, we acted swiftly to transition our employees to remote work, where possible, and to enhance our in-house health and safety protocols. We instituted a COVID-19 Task Force, which continues to centrally manage our response efforts and address immediate questions and concerns. Our approach has been informed by all available facts and information, including feedback from our employees through internal surveys, roundtable discussions, and one-on-one conversations. We adopted new technologies and embraced alternative modes of communications, and balanced shifting priorities, while continuing to deliver excellence to our clients and colleagues. Throughout the pandemic, we have remained impressed and grateful for the adaptability and perseverance of our employees.

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DIRECTOR COMPENSATION
Overview
We maintain a Director Compensation Program which is applicable for our directors who are not, or were not during the applicable period, our employees (each an “outside director”). Directors who were not outside directors did not receive compensation for their services as directors in fiscal 2022.
Each director is reimbursed for their travel expenses incurred in connection with his or her attendance at full board of directors or committee meetings.
The following describes the Director Compensation Program as in effect for fiscal year 2022. The Director Compensation Program was amended and restated, effective the first day of fiscal year 2023 (the “Amended Program”).

Cash Compensation
For fiscal 2022, each outside director received an annual cash retainer for their services equal to $62,500, payable quarterly in arrears, and pro-rated to reflect any partial year served. Under the Amended Program, the annual cash retainer for fiscal 2023 is $90,000.
Equity Compensation
Pursuant to our Director Compensation Program (both as in effect for fiscal 2022 and under the Amended Program for fiscal 2023), each outside director receives an annual fully vested award of Class A common stock with a dollar-denominated value of $90,000, pro-rated to reflect any partial year served (“the Annual Director Award”). In addition, the Board may, at its discretion, grant an additional award of Class A common stock to each outside director who serves as a committee chair with a value equal to $30,000, pro-rated to reflect any partial year serviced (the “Committee Chair Award”). The number of shares issued pursuant to any of the foregoing awards will be determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the date the Company publicly announces its earnings for the immediately preceding fiscal year.

The Board also has the discretion to grant an award of the Company’s Class A common stock to each outside director in connection with their commencement of service on our Board with a value equal to $100,000. The number of shares issued pursuant to any new director award will be determined based on the average closing price of the Company’s Class A common stock as traded on the New York Stock Exchange for the 10-consecutive trading day period occurring immediately after (and excluding) the grant date. A new director award will vest in substantially equal installments on each of the first, second and third anniversaries of the applicable grant date, subject to such outside director’s continued service. In addition, a new director award shall vest in full upon a termination of service due to the outside director’s death or disability.

The Board has adopted an Independent Director Stock Ownership Policy, pursuant to which each outside director is required to acquire and maintain beneficial ownership of a number of shares of the Company’s common stock with a value equal to four times the annual cash compensation paid for service on the Board (the current requirement being shares with a value of $360,000). While there is no specific time period within which an outside director must achieve this level of ownership, it is anticipated that such threshold will be met, assuming the HLI stock price remains relatively stable, on or about the fourth anniversary of the director’s commencement of service on the Board.

During fiscal 2022, each outside director received the Annual Director Award of Class A common stock referred to above. In addition, in 2022, Mr. Schriesheim was granted, as compensation for his service as chair of the Audit Committee, a fully vested award of Class A common stock with a value of $30,000.

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The following table provides additional detail regarding the compensation paid to our outside directors during fiscal 2022:

Fiscal 2022 Outside Director Compensation
Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Robert A. Schriesheim	62,500	118,289	180,789
Jacqueline B. Kosecoff	62,500	88,072	150,572
Paul A. Zuber	62,500	88,072	150,572
Gillian B. Zucker	62,500	88,072	150,572
Ekpedeme M. Bassey	62,500	48,716	111,216
Cyrus D. Walker	62,500	48,716	111,216
(1)Messrs. Adelson, Beiser, Gold, and Preiser (directors during fiscal 2022 who are employees of the Company) are not included in this table. None of Messrs. Adelson, Beiser, Gold, and Preiser, received any compensation for services as a director in fiscal 2022.
(2)Amounts reflect the full grant‑date fair value of common stock awards granted during the relevant fiscal year, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the outside director. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our most recent Form 10-K. As of March 31, 2022, Ms. Zucker, Ms. Bassey, and Mr. Walker held 706, 1,058, and 1,058 shares, respectively, of unvested restricted shares of our Class A common stock (and our other outside directors did not hold any unvested restricted shares or other equity-based awards).

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our named executive officers for the fiscal year ended March 31, 2022 consisted of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were serving as executive officers as of March 31, 2022 (the “NEOs” or “named executive officers”):

•Scott L. Beiser, Chief Executive Officer;
•J. Lindsey Alley, Chief Financial Officer;
•Irwin N. Gold, Executive Chairman;
•Scott J. Adelson, Co‑President and Global Co‑Head of Corporate Finance; and
•David A. Preiser, Co-President.
Our executive compensation programs and policies remained substantially similar from fiscal 2021 to fiscal 2022. At our 2021 annual meeting, approximately 94% of votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our approach to our executive compensation program. As we did last year, we will hold at this annual meeting a non-binding stockholder advisory vote to approve the compensation paid to our named executive officers; following the vote at this year’s annual meeting we expect the next vote will be at our annual meeting following fiscal year 2023.

Business and Strategy

Established in 1972, Houlihan Lokey, Inc. is a leading global independent investment bank with expertise in mergers and acquisitions (M&A), capital markets, financial restructurings, and financial and valuation advisory services. Through our offices in the United States, Europe, the Middle East, and the Asia-Pacific region, we serve a diverse set of clients worldwide, including corporations, financial sponsors and government agencies. We provide our financial professionals with an integrated platform that enables them to deliver meaningful and differentiated advice to our clients. We advise our clients on critical strategic and financial decisions, employing a rigorous analytical approach coupled with deep product and industry expertise. We market our services through our product areas, our industry groups and our Financial Sponsors group, serving our clients in three primary business practices: Corporate Finance encompassing M&A and capital markets advisory services, Financial Restructuring both out-of-court and in formal bankruptcy or insolvency proceedings and Financial and Valuation Advisory, including financial opinions and a variety of valuation and financial consulting services.

We are committed to a set of principles that serve as the backbone of our success. Independent advice and intellectual rigor, combined with consistent senior-level involvement, are hallmarks of our commitment to client service. Our entrepreneurial culture engenders our flexibility to collaborate across our business practices to provide world-class solutions for our clients. Our broad-based employee ownership serves to align the interests of employees and shareholders and further encourages a collaborative environment where our Corporate Finance, Financial Restructuring and Financial and Valuation Advisory business practices work together productively and creatively to solve our clients’ most critical financial issues. We enter into businesses or offer services where we believe we can excel based on our expertise, analytical sophistication, industry focus and competitive dynamics. Finally, we remain independent and specialized, focusing on advisory products and market segments where our expertise is both differentiating and less subject to conflicts of interest arising from non-advisory products and services, and where we believe we can be a market leader in a particular segment. We do not lend or engage in any securities sales and trading operations or research which might conflict with our clients’ interests.

As of March 31, 2022, we had a team of 1,686 financial professionals across 35 offices globally, serving more than 2,000 clients annually, ranging from closely held companies to Fortune Global 500 corporations.

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Performance Highlights

Company performance played a significant role in the process for determining named executive officer compensation for fiscal year 2022. Below, we capture some highlights of our strong fiscal 2022 performance:

•Achieved record high revenues of $2.27 billion, an increase of 49% from fiscal 2021, and marking the tenth consecutive year of revenue growth
•Following fiscal 2022, increased our quarterly dividend 23% to $0.53 per share
•Hired 17 new Managing Directors, in addition to making 16 internal promotions
•Completed the acquisition of GCA Corporation (“GCA”) , a global technology-focused investment bank providing M&A advisory and capital markets advisory services in Europe, Japan/Asia, and the United States. The addition of GCA significantly increases the Company's position in the technology sector, which is critical to meeting the needs of our clients as technology increasingly touches every business sector. This included the acquisition of 74 Managing Directors.
•Successfully continued to operate under remote/hybrid working arrangements due to the global COVID-19 pandemic.
•Continued our effort to address important ESG topics relating to the Company, publishing our 2022 Sustainability Report, which is available on our Investor Relations website.
Fiscal Year 2022 Compensation

Consistent with senior members of our financial staff, annual incentive compensation is the primary driver of our NEOs’ compensation each year. The emphasis on incentive compensation for our NEOs reflects the Company’s philosophy that annual compensation for senior officers should be heavily tied to not only their personal performance, but the performance of the Company. Awards under our annual bonus program typically are paid in a combination of cash and either restricted or unrestricted shares of our Class B common stock. Following a review of full-year business and individual NEO performance, the Compensation Committee determined fiscal 2022 total compensation for each NEO as outlined in the table below.

Named Executive Officer	Salary Paid During FY22 ($)	FY22 Incentive Paid in Cash ($)	FY22 Incentive Paid in Shares ($)	FY22 Total Compensation ($)
Scott Beiser	500,000	8,373,750	1,776,250	10,650,000
Lindsey Alley	400,000	2,374,500	675,500	3,450,000
Irwin Gold	500,000	5,486,250	1,163,750	7,150,000
Scott Adelson	500,000	20,130,000	4,270,000	24,900,000
David Preiser	500,000	3,836,250	813,750	5,150,000

Key Compensation Practices

We believe our executive compensation practices align with the interests of our shareholders and support our long-term performance orientation.

What We Do	What We Don’t Do
Align pay with Company performance	No guaranteed incentive compensation
Encourage significant ownership of Company stock by executives	No tax gross-ups or reimbursements
Prohibit hedging of Company stock	No excessive perquisites
Consider performance on strategic initiatives that can impact the Company’s prospects when making individual compensation decisions	No severance or change-in-control payments
Engage an independent compensation consultant to provide market information and discuss NEO compensation with the Committee

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How We Determine Executive Compensation

The Compensation Committee reviews and approves all components of compensation for each executive officer and regularly reviews (without the involvement of the CEO) the performance of the CEO. The CEO reviews the performance of other executive officers and develops recommendations for each component of compensation to discuss with the Compensation Committee. As described earlier, although Messrs. Beiser and Preiser are members of the Compensation Committee, because of their status as executive officers they do not participate in the Compensation Committee’s determination of their (or any other named executive officer’s) annual compensation.

Our Compensation Committee considered the following factors in determining the fiscal 2022 compensation of our named executive officers:

•Financial and market performance of the Company, with a focus on revenue growth, earnings per share (EPS) growth, net income growth, and total shareholder return (TSR), on both an absolute basis and relative to the performance of peer firms
•Strategic performance against key initiatives
•Risk management of the Company in achieving its financial, market-based, and strategic results
•Individual performance
•Internal pay positioning
The Compensation Committee has the authority to retain a compensation consultant, and to approve the consultant’s fees and all other terms of its engagement. During fiscal 2022, the committee retained CAP and Semler Brossy as its compensation consultants. CAP assisted the Compensation Committee by providing data with respect to compensation paid to executive officers of publicly reported firms in our industry of a similar size and scope and discussing named executive officer pay recommendations with the Compensation Committee. Semler Brossy assisted in the preparation of the CD&A and the 2022 CEO Pay Ratio disclosure in this proxy statement. Pursuant to SEC rules, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining CAP or Semler Brossy. Additionally, while we consider third-party survey information to understand competitive compensation practices and levels, we do not benchmark to a specific level when referencing this information.

Overview of Compensation Components

Salary

Salaries provide a fixed component of compensation commensurate with the executive’s skill set, experience, role and responsibilities, and are reviewed periodically by the Compensation Committee. Historically, salaries have represented the smallest portion of our named executive officers’ compensation. For fiscal 2022, based on input from its compensation consultant, the Compensation Committee determined that it was appropriate to maintain the salaries of each of its NEOs at the same amounts that were paid in fiscal 2021, which enables the Compensation Committee to better align total compensation with performance through changes to annual incentive compensation. The salaries paid to our NEOs for fiscal 2022 are included in the Summary Compensation Table below.

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Annual Incentive Compensation

For fiscal 2022, the Compensation Committee established a performance-based bonus program pursuant to which our named executive officers were eligible to earn awards based on our achievement during fiscal 2022 of revenue equal to or exceeding certain thresholds based on the average revenues of the Company in fiscal 2019, 2020 and 2021 ($1.26 billion) (“Three Year Average Revenues”), as follows:

•If the Company earned fiscal 2022 revenues equal to or exceeding 60%, but less than 70% of Three Year Average Revenues, then a bonus pool would be established equal to 1% of our revenues earned during fiscal 2022.
•If the Company earned fiscal 2022 revenues equal to or exceeding 70%, but less than 80% of Three Year Average Revenues, then a bonus pool would be established equal to 2% of our revenues earned during fiscal 2022.
•If the Company earned fiscal 2022 revenues equal to or exceeding 80%, but less than 90% of Three Year Average Revenues, then a bonus pool would be established equal to 3% of our revenues earned during fiscal 2022.
•If the Company earned fiscal 2022 revenues equal to or exceeding 90% of Three Year Average Revenues, then a bonus pool would be established equal to 4% of our revenues earned during fiscal 2022.

Our actual revenue for fiscal 2022 was $2.27 billion; therefore, the maximum bonus pool established was $90,798,320.

The Compensation Committee was permitted to allocate the bonus pool among the participants, including the named executive officers, in its discretion and was not required to allocate the entire pool.

In determining each named executive officer’s actual aggregate award, the Compensation Committee determined that each executive played a significant role in the Company’s outstanding financial performance during fiscal 2022 and its achievement of record results. In particular, the Committee noted that the executive team successfully completed the acquisition of GCA, the largest acquisition in the Company’s history. Among his duties as CEO, Mr. Beiser was instrumental in managing the significant growth of corporate departments (e.g., Information Technology, Legal and Compliance, and Human Capital) in order to keep pace with the significant growth of the financial staff as a result of acquisitions and organic growth during fiscal 2022. Mr. Alley successfully oversaw the integration of the financial systems of the Company and GCA Corporation. Mr. Gold successfully developed and managed numerous strategic relationships on behalf of the Company, many of which were important to the Company achieving record revenues. Mr. Preiser played a key role in the physical expansion of our office spaces, particularly in London and New York. In addition, Messrs. Gold and Preiser, as members of the Company’s Diversity, Equity, & Inclusion Council, played key roles in the implementation of various diversity, equity, and inclusion initiatives. Mr. Adelson led the record growth of the Company’s Corporate Finance business unit and successful integration of GCA across Asia, the United States and the EMEA region. The Committee then applied its judgment in determining the incentive awards paid to each NEO under the fiscal 2022 bonus program. The Compensation Committee approved the payment of the aggregate awards in cash and restricted shares of our Class B common stock, as follows:

Named Executive Officer	Aggregate FY2022 Bonus Program Award ($)	Cash Portion of FY2022 Bonus Program Award ($)	Equity Portion of FY2022 Bonus Program Award ($)
Scott Beiser	10,150,000	8,373,750	1,776,250
Lindsey Alley	3,050,000	2,374,500	675,500
Irwin Gold	6,650,000	5,486,250	1,163,750
Scott Adelson	24,400,000	20,130,000	4,270,000
David Preiser	4,650,000	3,836,250	813,750

The restricted shares of our Class B common stock awarded under our fiscal 2022 bonus program will vest in four equal installments on May 15 of each of 2023, 2024, 2025, and 2026, subject to continued employment. The number of shares subject to each award was determined by dividing the applicable value by the average of the closing prices of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2022, which occurred on May 12, 2022.

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Awards Granted in Fiscal Year 2022 for 2021 Performance

The total number of shares of restricted Class B common stock that was awarded to each named executive officer in fiscal 2022, as well as the corresponding grant-date value, is set forth in the following table. These awards were granted during fiscal 2022 under our fiscal 2021 performance-based bonus program. As such, in accordance with SEC rules, the value of awards were previously disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2021 in the Summary Compensation Table contained in our definitive proxy statement filed with the SEC in 2021.

Named Executive Officer	Stock Awards Granted in Fiscal 2022 (#)	Grant-Date Fair Value of Stock Awards Granted in Fiscal 2022 ($)
Scott Beiser	18,281	1,338,800
Lindsey Alley	3,866	283,000
Irwin Gold	22,551	1,650,500
Scott Adelson	38,777	2,838,000
David Preiser	8,034	588,000

As described in that proxy statement, the restricted shares of our Class B common stock awarded under our fiscal 2021 bonus program vest in four equal installments on May 15 of each of 2022, 2023, 2024 and 2025, subject to continued employment; however, 1,024 of the shares awarded to Mr. Alley in fiscal 2022 were vested at the time of grant. The number of shares subject to each award was determined by dividing the applicable value by the average of the closing prices of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2021, which occurred on May 11, 2021. Because these awards were granted in fiscal 2022, they appear in the Grants of Plan-Based Awards in Fiscal 2022 Table below.

Other Compensation Program Features

We provide customary employee benefits to our full and eligible part time employees in the United States, including our named executive officers. These include medical and dental benefits, short term and long-term disability insurance, accidental death and dismemberment insurance and life insurance.

We also maintain a 401(k) retirement savings plan for our employees in the United States, including our named executive officers. Eligible employees may defer a portion of their compensation, within prescribed tax code limits, on a pretax basis through contributions to the 401(k) plan. We did not make any matching contributions under our 401(k) plan to our named executive officers’ 401(k) accounts during fiscal 2022.

We do not make gross up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by us.

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Finally, we have not entered into any employment, severance or change-in-control arrangements with our named executive officers. However, as disclosed in detail in our Form 10-K, in May 2022, our board adopted an Executive Officer Transition Program (the “Transition Program”) to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company. While none of our executive officers have indicated any present intention to resign from their executive officer position at any particular time in the future, the board adopted the Transition Program in the belief that it represents an appropriate succession planning instrument and will increase the likelihood of retaining the talents of our executive officers for a period of time following their relinquishing their executive office roles. Pursuant to the terms of the Transition Program, subject to specified conditions, the Company and the executive officer will enter into a new employment agreement (the “Transition Employment Agreement”) covering this limited role. The terms of the Transition Employment Agreement generally will provide an employment term of not less than four years to be effective on the executive officer’s resignation from his or her executive officer position (the “Transition Date”), and is expected to provide the following payments and benefits:

i. an annual salary of $250,000 per year ($200,000 per year for an executive officer departing from the position of Chief Financial Officer or General Counsel);
ii. continued vesting in the executive officer’s unvested Company equity awards outstanding at the time of the Transition Date; and
iii. participation in the Company’s employee benefit plans on the same terms as the Company’s managing directors in the jurisdiction in which the executive officer is employed.
Pursuant to the terms of the Transition Employment Agreement, the executive officer will be subject to a non-compete covenant during the employment term. If the Officer’s employment is terminated due to executive officer’s death or disability or by the Company without cause, (A) outstanding Company equity awards will vest in full; and (B) if applicable, the Company will pay the executive officer’s COBRA premiums for the lesser of 18 months and the remainder of the four-year term measured from the Transition Date. The executive officer’s right to receive the foregoing benefits and payments will be contingent upon the executive officer’s execution and non-revocation of a general release of claims in favor of the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for annual compensation paid to a chief executive officer or “covered employee” in excess of $1 million. For tax years beginning on or prior to December 31, 2017, the deduction limitation has an exception for “qualified performance-based compensation.” However, the Tax Cuts and Jobs Act of 2017 includes changes to Section 162(m), including eliminating the exemption for “qualified performance-based compensation,” effective for tax years beginning after December 31, 2017. Our Compensation Committee may determine in any year that it would be in our best interest for compensation to be paid that would not satisfy the deductibility requirements under Section 162(m).

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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement issued in connection with our Annual Meeting and in our Form 10-K.
Compensation Committee
Scott L. Beiser (Committee Chair)
Ekpedeme M. Bassey
David A. Preiser
Robert A. Schriesheim
Paul A. Zuber

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for our fiscal years ended March 30, 2020, March 31, 2021 and March 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Non-Equity Incentive Compensation (2) ($)	Total ($)
Scott L. Beiser	2022	500,000	—	10,150,000	10,650,000
Chief Executive Officer	2021	500,000	—	6,400,000	6,900,000
	2020	500,000	142,812	3,919,650	4,562,462
J. Lindsey Alley	2022	400,000	—	3,050,000	3,450,000
Chief Financial Officer	2021	400,000	—	1,500,000	1,900,000
	2020	400,000	33,323	902,898	1,336,221
Irwin N. Gold	2022	500,000	—	6,650,000	7,150,000
Executive Chairman	2021	500,000	—	7,650,000	8,150,000
	2020	500,000	142,812	2,709,650	3,352,462
Scott J. Adelson	2022	500,000	—	24,400,000	24,900,000
Co‑President and Global Co‑Head of Corporate Finance	2021	500,000	—	12,400,000	12,900,000
	2020	500,000	595,033	6,528,277	7,623,310
David A. Preiser	2022	500,000	—	4,650,000	5,150,000
Co-President	2021	500,000	—	3,400,000	3,900,000
	2020	500,000	142,812	2,406,150	3,048,962

(1)Amounts in this column reflect the payment of 2/9 of the cash portion of Pre-IPO grants that were made to the named executive officers in connection with our IPO, which vested and were paid in fiscal 2020.
(2)Amounts in this column for fiscal 2022 constitute the amount of the annual incentive compensation determined by the Board’s Compensation Committee for each named executive officer pursuant to our fiscal 2022 bonus program, and includes (i) the value of cash bonuses awarded with respect to fiscal 2022 performance (a portion of which was paid on May 15, 2022 and, with respect to Mr. Alley only, $300,000 of which was paid on October 29, 2021 and a portion of which is scheduled to be paid on November 30, 2022) and (ii) the dollar-denominated value of restricted stock awards granted on May 27, 2022. The total value of the cash bonus awards to Messrs. Beiser, Alley, Gold, Adelson and Preiser with respect to fiscal 2022 performance was $8,373,750, $2,374,500, $5,486,250, $20,130,000 and $3,836,250, respectively. Of these amounts of cash bonus awards, a portion ($2,322,500, $574,500, $1,517,500, $5,600,000, and $1,057,500 to Messrs. Beiser, Alley, Gold, Adelson and Preiser, respectively) is expected to be paid on November 30, 2022, subject to the applicable named executive officer being employed in good standing on such date. The number of shares of restricted stock issued to Messrs. Beiser, Alley, Gold, Adelson and Preiser on May 27, 2022 was 21,008, 7,988, 13,764, 50,502, and 9,624 shares, respectively, which have a dollar-denominated value of approximately $1,776,250, $675,500, $1,163,750, $4,270,000 and $813,750, respectively, and grant date fair values of approximately $1,804,797, $686,249, $1,182,465, $4,338,627, and $826,798, respectively. The number of shares was determined by dividing the applicable value by the average of the closing prices of the Company’s Class A common stock as traded on the New York Stock Exchange for the ten consecutive trading days occurring immediately after the Company publicly announced its earnings for fiscal 2022, which occurred on May 12, 2022. The equity portion of awards under our fiscal 2022 bonus program was paid in shares of common stock subject to vesting over four years in equal installments in May of each of 2023 - 2026.

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Grants of Plan-Based Awards in Fiscal 2022 Table

The following table sets forth information regarding maximum and actual grants of plan-based awards made to our named executive officers during fiscal 2022:

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#) (2)	Grant Date Fair Value of Stock Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
Scott L. Beiser	May 26, 2021	—	—	—	18,281	1,338,800

J. Lindsey Alley	May 26, 2021	—	—	—	3,866	283,000

Irwin N. Gold	May 26, 2021	—	—	—	22,551	1,650,500

Scott J. Adelson	May 26, 2021	—	—	—	38,777	2,838,000

David A. Preiser	May 26, 2021	—	—	—	8,034	588,000
(1)For fiscal 2022, the Compensation Committee established a performance-based bonus program pursuant to which our named executive officers were eligible to earn awards based on our achievement during fiscal 2022 of revenue equal to or exceeding certain percentages of the average revenue of the Company in fiscal 2019, 2020, and 2021 ($1.26 billion). If the Company achieved 90% of this average revenue, then the maximum bonus pool would be established equal to 4% of our revenue earned during fiscal 2022. Our actual revenue for fiscal 2022 was $2.27 billion; therefore, the maximum bonus pool established was $90,798,320. Under our 2022 bonus program, there was no individual threshold, target, or maximum for any named executive officer under this program. The amount of the performance-based bonuses actually made to each NEO for fiscal 2022 are presented under the heading “Non-Equity Incentive Compensation” for fiscal 2022 in the Summary Compensation Table above, and the amount of cash and stock comprising each such award are presented in footnote 2 of such Table.
(2)Stock awards presented were granted in fiscal 2022 with respect to fiscal 2021 performance pursuant to our fiscal 2021 performance-based bonus program. As such, in accordance with SEC rules, the value of each award previously was disclosed under the heading “Non-Equity Incentive Compensation” (and the related footnote) for fiscal 2021 in the Summary Compensation Table contained in our definitive proxy statement filed with the SEC in 2021. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 14 - Employee Benefit Plans to our audited consolidated financial statements included in our Form 10-K for fiscal 2022.

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Outstanding Equity Awards at Fiscal Year‑End

The following table summarizes the number of shares of our Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of March 31, 2022.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Scott L. Beiser	May 15, 2019	9,447 (2)	829,447
	May 28, 2020	10,423 (3)	915,139
	May 26, 2021	18,281 (4)	1,605,072
J. Lindsey Alley	May 15, 2019	1,822 (2)	159,972
	May 28, 2020	1,990 (3)	174,722
	May 26, 2021	2,842 (4)	249,528
Irwin N. Gold	May 15, 2019	5,913 (2)	519,161
	May 28, 2020	6,292 (3)	552,438
	May 26, 2021	22,551 (4)	1,979,978
Scott J. Adelson	May 15, 2019	24,256 (2)	2,129,677
	May 28, 2020	13,809 (3)	1,212,430
	May 26, 2021	38,777 (4)	3,404,621
David A. Preiser	May 15, 2019	5,054 (2)	443,741
	May 28, 2020	5,412 (3)	475,174
	May 26, 2021	8,034 (4)	705,385
(1)The market value of shares of stock that were not vested as of March 31, 2022 is calculated based on the closing price per share of our Class A common stock as of March 31, 2022 ($87.80).
(2)One-half of the shares outstanding under this restricted stock award as of March 31, 2022 vested on May 15, 2022 and one-half are scheduled to vest on May 15, 2023.
(3)One-third of the shares outstanding under this restricted stock award as of March 31, 2022 vested on May 15, 2022, one-third are scheduled to vest on May 15, 2023, and one-third are scheduled to vest on May 15, 2024.
(4)One-quarter of the shares outstanding under this restricted stock award as of March 31, 2022 vested on May 15, 2022, one-quarter are scheduled to vest on May 15, 2023, one-quarter are scheduled to vest on May 15, 2024, and one-quarter are scheduled to vest on May 15, 2025.

Fiscal 2022 Option Exercises and Stock Vested
The following table summarizes the vesting of stock awards held by our named executive officers during fiscal 2022. None of the named executive officers held any options during fiscal 2022:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott L. Beiser	14,062	1,040,588
J. Lindsey Alley	3,615	267,510
Irwin N. Gold	9,124	675,176
Scott J. Adelson	25,636	1,897,064
David A. Preiser	7,951	588,374

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Summary of Potential Payments Upon Termination or Change in Control

We have not entered into any employment, severance or change in control arrangements with our named executive officers. However, as described above, in May 2022 our Board adopted the Transition Program to establish the framework under which the Company’s executive officers, including each of its named executive officers, may resign from their position as an executive officer and transition to a more limited role within the Company.

2022 CEO Pay Ratio

In accordance with applicable SEC rules, we are providing the ratio of the total annual compensation of our CEO, Scott L. Beiser, to that of our median compensated employee for fiscal 2022. Mr. Beiser’s total annual compensation for 2022, as reported in the Summary Compensation Table, was $10,650,000. The total annual compensation of the employee identified as our median compensated employee (excluding our CEO) for 2022 was $204,190. The ratio of our CEO’s total compensation for 2022 to the total compensation of our median compensated employee was approximately 52 to 1.

To identify our median compensated employee for purposes of this pay ratio disclosure, we first determined that on December 31, 2021, we had 1,733 full-time, part-time, and temporary employees other than Mr. Beiser. We ranked the annual compensation of this employee population based on compensation reportable on IRS Form W-2 in the United States and comparable tax reporting documents in other countries. After identifying the median compensated employee from this ranking, we calculated annual total compensation for such employee during fiscal 2022 using the same methodology we use for our CEO as set forth in the Summary Compensation Table above.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on his or her annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio we report above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions to calculate their own pay ratios.
The information disclosed in this section was developed and is provided solely to comply with specific legal requirements. We do not use this information in managing our Company and the Compensation Committee does not consider this in any of its deliberations.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common stock, as of July 26, 2022, for:
•    each person known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;
•    each of our named executive officers and directors; and
•    all of our executive officers, directors and director nominees as a group.

The number of shares of our common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares of our common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares of our common stock beneficially owned by an individual or entity and the percentage ownership of that person, shares of our common stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of July 26, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Houlihan Lokey, Inc., 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067. Each of the stockholders listed has sole voting and investment power with respect to the shares of our common stock beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Class A		Class B		% Total Voting Power***
Name of Beneficial Owner	Shares	Percentage**	Shares	Percentage**
5% Stockholders
HL Voting Trust (1)	—	—	19,135,484	100.0%	79.4%
The Vanguard Group, Inc. (2)	5,132,876	10.3%	—	—	2.1%
BlackRock Fund Advisors (3)	3,894,591	7.8%	—	—	1.6%
EARNEST Partners, LLC (4)	3,573,806	7.2%	—	—	1.5%
Kayne Anderson Rudnick Investment Management, LLC (5)	2,902,262	5.8%			1.2%

Named Executive Officers, Directors and Director Nominees
Scott L. Beiser (6)	—	—	19,135,484	100.0%	79.4%
Irwin N. Gold (7)	—	—	19,135,484	100.0%	79.4%
Scott J. Adelson (8)	—	—	890,690	4.1%	3.3%
J. Lindsey Alley (9)	—	—	84,350	*	*
David A. Preiser	—	—	536,016	2.7%	2.1%
Todd J. Carter	—	—	101,636	*	*
Robert A. Schriesheim	29,678	*	—	—	*
Jacqueline B. Kosecoff	13,001	*	—	—	*
Paul A. Zuber	3,893	*	—	—	*
Gillian B. Zucker	5,130	*	—	—	*
Cyrus Walker	3,312	*	—	—	*
Ekpedeme Bassey	3,312	*	—	—	*
All directors and executive officers as a group (13 persons)	58,326	*	19,135,484	100.0%	79.4%
*Less than 1%.
**    Based on 49,651,233 shares of Class A common stock and 19,135,484 shares of Class B common stock outstanding as of July 26, 2022.
*** Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock will be entitled to one vote per share and each share of Class B common stock will be entitled to ten votes per share. For more information, see “Description of Capital Stock—Class A Common Stock and Class B Common Stock,” in our Annual Report on Form 10-K.
(1)Consists of shares of Class B common stock held indirectly through the HL Voting Trust of which Scott L. Beiser and Irwin N. Gold are the trustees. All decisions with respect to the voting of the Class B common stock held by the HL Voting Trust will be made by the trustees of the HL Voting Trust, in their sole and absolute discretion. The HL Voting Trust will terminate on the earlier of (1) the written agreement of the Company and the trustees and (2) the conversion of all of the shares of Class B common stock into Class A common stock in accordance with our charter.
(2)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group (“Vanguard”) has sole power to dispose or direct the disposition of 4,996,606 shares of Class A common stock; and has shared power to vote or direct the vote of 93,436 shares of Class A common stock, and shared power to dispose or direct the disposition of 136,270 shares of Class A common stock, respectively. As of December 31, 2021, Vanguard was the aggregate beneficial owner of 5,132,876 shares of Class A common stock. The address for Vanguard is 100 Vanguard Blvd. Malvern, PA 19355.
(3)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 3, 2022, Blackrock, Inc. (“Blackrock”) has sole power to vote or direct the vote of 3,801,225 shares of Class A common stock, and sole power to dispose or direct the disposition of 3,894,591 shares of Class A common stock, respectively. As of December 31, 2021, BlackRock was the beneficial owner of 3,894,591 shares of Class A common stock. The address for Blackrock is 55 East 52nd Street. New York, NY 10055.

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(4)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 8, 2022, EARNEST Partners, LLC (“EARNEST”) has sole power to vote or direct the vote of 2,570,619 shares of Class A common stock, and sole power to dispose or direct the disposition of 3,573,806 shares of Class A common stock, respectively. As of December 31, 2021, EARNEST was the beneficial owner of 3,573,806 shares of Class A common stock. The address for EARNEST is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.
(5)Based solely on the information provided pursuant to a statement on a Schedule 13G/A filed with the SEC on February 8, 2022, Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”) has sole power to vote or direct the vote of 1,476,053 shares of Class A common stock, and sole power to dispose or direct the disposition of 1,768,805 shares of Class A common stock, respectively. As of December 31, 2021, Kayne Anderson was the beneficial owner of 2,902,262 shares of Class A common stock. The address for EARNEST is 1800 Avenue of the Stars, 2nd Floor, Los Angeles , CA 90067.
(6)Consists of shares of Class B common stock held through the HL Voting Trust, of which Mr. Beiser is a trustee. Mr. Beiser disclaims beneficial ownership of such shares except to the extent of 900,143 shares held by The Beiser Stock Trust, over which Mr. Beiser has disposition power.
(7)Consists of shares of Class B common stock held indirectly through the HL Voting Trust, of which Mr. Gold is a trustee. Mr. Gold disclaims beneficial ownership of such shares, except to the extent of 1,154,703 shares held by The Gold Stock Trust, over which Mr. Gold has disposition power.
(8)Consists of 890,690 shares held by the Adelson Stock Trust, over which Mr. Adelson has disposition power.
(9)Consists of 84,350 shares held by the Alley Stock Trust, over which Mr. Alley has disposition power.

Equity Compensation Plan Information

The following table sets forth information, as of March 31, 2022, concerning compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity compensation plans approved by security holders (1)	1,206,470 (2)	—	24,556,296 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,206,470	—	24,556,296
(1)Consists of the Houlihan Lokey, Inc. Second Amended and Restated 2006 Incentive Compensation Plan (“2006 Plan”) and the Houlihan Lokey, Inc. Amended and Restated 2016 Incentive Award Plan, as amended (“2016 Plan”). The aggregate number of securities available for issuance under awards granted pursuant to the 2016 Plan is equal to the sum of (i) 8,000,000 shares and (ii) any shares of our Class B common stock, which as of October 19, 2017, were underlying awards under the 2006 Plan that, on or after such date, terminate, expire or lapse for any reason following the IPO or that remained available for issuance under the 2006 Plan as of the IPO. The annual increase will be equal to the lowest of (i) 6,540,659 shares of our Class A common stock and Class B common stock, (ii) six percent of the shares of Class A common stock and Class B common stock outstanding on the final day of the immediately preceding fiscal year (beginning with fiscal year 2017) and (iii) such smaller number of shares as determined by our Board. Calculations of outstanding shares are determined on a fully-diluted, as-converted basis.
(2)Represents the number of shares issuable under dollar-denominated awards and unvested restricted stock units granted under the 2016 Plan that were outstanding as of March 31, 2022, assuming that such awards were settled in shares based on the closing price of our Class A common stock on that date. Awards ultimately will be settled in either cash or shares of our Class B common stock based on the closing price on the applicable vesting date.
(3)Represents the number of shares remaining available for future issuance under the 2016 Plan as of March 31, 2022. From and after the date of our IPO, no additional awards have been granted under the 2006 Plan. Shares can be issued under the 2016 Plan as either Class A common stock or Class B common stock.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Agreements with the HL Holders
HL Voting Trust Agreement

In connection with the successful completion of the IPO, we entered into the Voting Trust Agreement (the “HL Voting Trust Agreement”) dated as of August 18, 2015 with the HL Holders and the trustees of the HL Voting Trust. Pursuant to the HL Voting Trust Agreement, the trustees have the right to vote the shares of our common stock deposited by any HL Holder, together with any shares of Class B common stock acquired by such HL Holder, in their sole and absolute discretion on any matter, without fiduciary duties of any kind to the HL Holders. As of July 26, 2022 the HL Voting Trust controlled approximately 79.4% of the total voting power of the Company.
Lock‑Up Agreements
In connection with the IPO and subsequent grants of Class B common stock, each HL Holder depositing shares of our common stock into the HL Voting Trust also entered into an individual lock-up agreement with the Company. Under these lock-up agreements, shares of our common stock deposited into the HL Voting Trust and beneficially owned by the HL Holders generally were locked up for a period of three years following the effective date of the IPO, after which these shares become transferable in three equal installments on each of the third, fourth and fifth anniversaries of the IPO; provided that shares of our common stock held by managing directors and certain senior corporate officers of the Company whose employment with us or any of our subsidiaries terminated prior to the third anniversary of the IPO for reasons other than death or disability generally are subject to transfer restrictions, and are ineligible to participate in any follow-on offerings, in each case, through the seventh anniversary of the IPO. The fifth anniversary of the IPO occurred on August 18, 2020, meaning that, except with respect to shares held by thirteen managing directors and senior corporate officers whose employment terminated prior to the third anniversary of the IPO and whose shares will remain subject to the lock-up until the seventh anniversary of the IPO, all shares of Class B common stock held by the HL Holders are now no longer subject to the IPO lock-up agreements. Notwithstanding the foregoing, the lock-up agreements provide that:
•up to 10% of each HL Holder’s shares held through the HL Voting Trust may be transferred for the purpose of charitable gifts and transfers to various family trusts for estate planning purposes, with any shares transferred under this exception reducing the number of shares that become transferable on the next transferability date; and
•our board of directors may authorize sales in underwritten offerings in accordance with the terms of the registration rights agreement entered into between HL and the HL Holders; provided that any shares sold under this exception will reduce the number of shares that become transferable on the next transferability date.
Under the lock-up agreements, our board of directors may consent to exceptions to those transfer restrictions, subject to any limitations or conditions imposed by it.
Registration Rights Agreements
In connection with the IPO, we entered into Registration Rights Agreements with each of ORIX Corporation USA, a Delaware corporation and formerly the indirect majority owner of our outstanding common stock (“ORIX USA”) and the HL Holders (each dated as of August 18, 2015) pursuant to which these holders can demand that we file a registration statement relating to shares of our common stock, including shares of our Class A common stock issuable upon conversion of the shares of our Class B common stock, which common stock we refer to as registrable shares, and can request that their registrable shares be covered by a registration statement that we are otherwise filing. In the case of the HL Holders, these rights are subject to the lock‑up provisions discussed above. All of ORIX USA’s rights under its Registration Rights Agreement terminated in August 2019 when ORIX USA disposed of all of its shares of the Company’s common stock.
Demand Registration Rights. Subject to the terms of the lock‑up agreements entered into by the selling stockholders, the holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act of 1933, as amended (the “Securities Act”). We will effect the registration as requested unless, in the good faith and reasonable judgment of our board of directors, such registration should be delayed. We may be required to effect up to three such registrations each year commencing August 18, 2016, any of which may involve an underwritten offering. In addition, when we are eligible for the use of Form S‑3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S‑3, or any successor form.

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Incidental Registration Rights. In addition, if at any time after the IPO we register any shares of our Class A common stock, the holders of all registrable shares are entitled to notice of the registration and to have all or a portion of their registrable shares included in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to either of our Registration Rights Agreements is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and transfer taxes. The Registration Rights Agreements contain customary cross‑indemnification provisions, pursuant to which we will be obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they will be obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into indemnification agreements with each of our directors and executive officers.
Policies and Procedures for Related Person Transactions
Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our board of directors adopted a Related Person Transaction Policy and Procedures that is in conformity with the requirements for issuers having publicly‑held common stock that is listed on the New York Stock Exchange. Under this policy:
•any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested or by the disinterested members of the board of directors; and
•any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the board of directors or recommended by the Compensation Committee to the board of directors for its approval.
    In connection with the review and approval or ratification of a related person transaction:
•management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes‑Oxley Act.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this Proxy Statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation,” above.
While the results of the vote are non-binding and advisory in nature, our Board and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for fiscal 2022, as discussed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement.
Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR
Our Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending March 31, 2023. Although stockholder ratification of the appointment of KPMG is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of KPMG, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Our Board of Directors recommends that you vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending March 31, 2023.
KPMG Fees
The following table presents aggregate fees billed to the Company for services rendered by KPMG during the years ended March 31, 2022 and March 31, 2021.

	2022	2021
Audit fees (1)	$2,716,927	$2,539,715
Audit-related fees (2)	1,967,340	583,631
Tax fees (3)	629,454	326,450
All other fees	—	—
Total	$5,313,721	$3,449,796
(1)Audit fees include fees for the audit of our fiscal 2022 and 2021 consolidated financial statements and other services that are normally provided by the independent accountants in connection with regulatory filings, including reviews of documents filed with the SEC and all associated out-of-pocket expenses. Audit fees incurred in fiscal 2021 include fees of $175,000, related to services performed in connection with the stock offerings, including comfort letters, consents and review of documents filed with the SEC.
(2)Audit-related fees in fiscal 2022 and 2021 fees billed for our foreign statutory audits.
(3)Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.

Audit Committee Pre-Approval

All services performed by KPMG for the Company and its subsidiaries pursuant to engagements entered into after our IPO have been pre-approved by the Audit Committee. The Audit Committee has adopted a pre-approval policy, which requires that before the independent auditor is engaged for any services, the Audit Committee must approve these services, including the fees and terms. Services are reviewed taking into account the terms of the policy, and, for types of services not pre-approved in the policy, the rules of the SEC and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

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AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee is responsible primarily for assisting the board of directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The committee assists in the board’s oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors and the Company’s internal audit function.
The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended March 31, 2022 with the Company’s management and KPMG. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.
The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on such review and discussions, the Audit Committee recommended to the Company’s board of directors that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

Audit Committee

Robert A. Schriesheim, Chairman
Dr. Jacqueline B. Kosecoff
Paul A. Zuber
Gillian B. Zucker

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ADDITIONAL INFORMATION
Procedures for Submitting Stockholder Proposals
Stockholder proposals intended to be presented at the 2023 Annual Meeting of Stockholders (the “2023 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than April 7, 2023 in order to be included in the proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our by-laws.
Under our by-laws, for stockholder proposals submitted for consideration at any annual meeting of stockholders, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations of candidates for election as directors, notice must be delivered to our Secretary at our principal executive offices not less than 90 days (June 23, 2023) or more than 120 days (May 24, 2023) before the first anniversary of the prior annual meeting of stockholders (September 21, 2023). However, if the annual meeting occurs more than 30 days before or 60 days after this anniversary date, proposals must be delivered (A) no earlier than the 120th day prior to such annual meeting date and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the meeting date. Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered (A) no earlier than the 120th day prior to such special meeting and (B) on or before the later of (1) the 90th day prior to such annual meeting and (2) the tenth day following the first public announcement of the special meeting date.
In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 22, 2023.
In connection with the annual meeting of stockholders in 2023, the Company intends to file a Proxy Statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our by-laws.

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HOULIHAN LOKEY

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/HLI** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-866-362-0397** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/HLI

Houlihan Lokey, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on July 26, 2022

TIME: Tuesday, September 21, 2022 08:00 AM, Local Time
PLACE: Houlihan Lokey, Inc. 10250 Constellation Blvd., 5th Floor, Los Angeles, CA 90067

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Houlihan Lokey, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

37

HOULIHAN LOKEY

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/HLI**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-362-0397**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/HLI

Houlihan Lokey, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of July 26, 2022

TIME: Wednesday, September 21, 2022 8:00 AM, Local Time
PLACE: Houlihan Lokey, Inc., 10250 Constellation Blvd, 5th Floor, Los Angeles, CA 90067

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott L. Beiser, Irwin N. Gold and Christopher Crain, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Houlihan Lokey, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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Houlihan Lokey, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		**YOUR VOTE**		**BOARD OF DIRECTORS RECOMMENDS**
1.	to elect four Class I directors to our board of directors;				
		FOR	**WITHHOLD**		
	1.01 Scott L. Beiser	☐	☐		**FOR**
	1.02 Todd J. Carter	☐	☐		**FOR**
	1.03 Jacqueline B. Kosecoff	☐	☐		**FOR**
	1.04 Paul A. Zuber	☐	☐		**FOR**
		FOR	**AGAINST**	**ABSTAIN**	
2.	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;	☐	☐	☐	**FOR**
3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and	☐	☐	☐	**FOR**
4.	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.				

☐ **Check here if you would like to attend the meeting in person.**

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) _______ Date _______ Signature (if held jointly) _______ Date _______

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